UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 6, 2005

WellCare Health Plans, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-32209	47-0937650
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

8725 Henderson Road, Renaissance One, Tampa, Florida		33634
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(813) 290-6200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01. Other Events.

On June 6, 2005, WellCare Health Plans, Inc. (the "Company") received conditional approval from the Centers for Medicare & Medicaid Services ("CMS") to provide stand-alone prescription drug plans ("PDP") under Medicare Part D. In addition, in June 2005, the Company filed bids with CMS that include its benefit plan designs and proposed rates for PDPs in all 34 regions established by CMS. The Company’s ability to provide PDP benefit plans is subject to CMS granting final approval of the Company’s bids. These new benefits will become effective January 2006 for members who elect to enroll beginning in the fall of 2005 and for certain dual-eligible members who are automatically enrolled in Medicare Part D.

As part of the Medicare Modernization Act of 2003 ("MMA"), beginning in 2006, every Medicare beneficiary will be able to select a prescription drug plan through Medicare Part D, largely funded by the federal government. The Medicare Part D benefit will be available to Medicare managed care enrollees as well as Medicare fee-for-service enrollees. Managed care plans will be required to offer a Part D drug benefit plan ("MA-PD") in every region in which they operate. In addition, fee-for-service beneficiaries will be able to purchase stand-alone PDPs from a list of Medicare-approved stand-alone PDPs available in their region. CMS has created 26 MA-PD regions and 34 PDP regions nationwide.

CMS will establish monthly payments to approved plans based upon the outcome of the MA-PD and PDP bidding process. From the bidding process, it is anticipated that CMS will calculate a national weighted average of the total premium per person and CMS generally would pay each plan a certain percentage of such average premium. The remaining amount would be paid as a premium by the member. The Company currently anticipates that CMS will announce the results of the bidding process and the applications by September 2005, with marketing and enrollment in Part D plans to commence in October and November 2005, respectively, to be effective beginning January 1, 2006.

The Company intends to focus on the PDP market, particularly on beneficiaries who are dual eligibles, by applying its expertise in benefit design, developing and managing Medicaid prescription drug formularies and marketing as well as its understanding of the health conditions of Medicare beneficiaries, especially low-income beneficiaries, and of member demographics. As a result, the Company believes that its PDP operations will comprise an important component of its business in the future.

The Company has begun to incur expenses to upgrade and improve its infrastructure, technology and systems to manage its new PDP products. The Company expects that its expenses will increase significantly during the remainder of 2005 as it prepares to begin providing PDP benefits in January 2006. These expenses, a significant portion of which it expects to incur during the fourth quarter of 2005, will negatively impact its net income in the remainder of 2005. The expenses it has incurred to date and additional expenses it expects to incur in the remainder of 2005 have related, and will relate to, the following:
• Hiring and training of personnel to establish and manage systems, operations, regulatory relationships and materials;
• Systems development costs (including hardware, software and development resources);
• Fielding sales inquiry calls and creating and mailing sales materials to interested parties;
• Enrolling new members;
• Developing and distributing member materials (e.g., ID cards, member handbooks); and
• Handling customer service calls.

The magnitude of expenses that the Company incurs during the remainder of 2005, and in particular during the fourth quarter of 2005, in connection with the implementation of its PDP operations will depend on the level of demand for its PDP benefit plans. If PDP beneficiaries find the Company’s plan offerings appealing and the Company receives a significant amount of inquiries and requests for enrollment materials, the Company anticipates that its costs to launch PDP operations during 2005 will increase significantly and will materially adversely affect its net income for the remainder of 2005, including possibly resulting in a net loss in the fourth quarter. The actual amount of expenses and the impact on the Company’s net income will depend largely on the level of interest and number of inquiries from potential beneficiaries.

To encourage providers to participate in the PDP program, CMS has agreed to provide "risk corridors" that are expected to reduce the financial risk of participation in the program by providing substantial protection to PDP providers against losses that exceed certain targeted medical expense levels. The risk corridors also are expected to recapture excess profits that PDP providers otherwise might realize, thereby limiting the potential profitability of PDP operations. It is anticipated that the initial risk corridors in 2006 and 2007 will provide more protection against excess losses to PDP providers than will be available beginning in 2008 and future years. In addition, the Company expects there will be a delay in obtaining reimbursement from CMS for reimbursable losses pursuant to the risk corridors. For example, if the Company incurs losses in 2006 that exceed certain targeted medical expense levels, it would not be reimbursed by CMS until 2007. As a result, the Company expects there may be a negative impact on its cash flows and financial condition as a result of being required to finance excess losses until it is reimbursed by CMS.

The Company’s ability to administer profitably its PDP operations beginning in 2006 will depend on a number of factors, including its ability to attract members, to develop the necessary core systems and processes and to manage its prescription drug expenses. The Company expects that revenues from its PDP operations will consist of monthly premiums that it will receive from CMS for its members and monthly premiums that its members will pay to the Company to participate in the PDP benefit plans. Eventually, the Company believes the costs of prescription drugs that it anticipates providing to its members commencing in 2006 will be the single most significant expenditure of its PDP operations. PDP is a new government-sponsored program and as with any potential new product offerings, there is significant uncertainty about the potential market size, consumer demand and medical benefits ratio.

Cautionary Statement Regarding Forward-Looking Statements
This Current Report on Form 8-K contains forward-looking statements that address the Company’s application and conditional approval from CMS to provide PDP benefits under Medicare Part D and the anticipated impact on the Company’s business. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," "continues" or the negative of such terms or other comparable terminology. You are cautioned that matters subject to forward-looking statements involve risks and uncertainties, including economic, regulatory, competitive and other factors that may affect the Company’s business. The Company undertakes no obligation beyond that required by law to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

The Company’s actual results may differ materially from those indicated by forward-looking statements as a result of various important factors including the withdrawal by CMS of its conditional approval of the Company to provide PDP coverage, the anticipated demand for PDP benefits, the anticipated expenses associated with the Company’s implementation of its PDP operations, the financial risks of participation in the PDP program, including any limitations in the excess loss protections provided by CMS’ planned risk corridors and the geographic scope of the Company’s PDP operations. In addition, the Company’s results of operations may be affected by a variety of other factors, including competition, changes in healthcare practices, changes in federal or state laws and regulations or their interpretations, inflation, provider contract changes, changes in or terminations of the Company’s contracts with government agencies, new technologies, government-imposed surcharges, taxes or assessments, reduction in provider payments by governmental payors, major epidemics, disasters and numerous other factors affecting the delivery and cost of healthcare. Governmental action or business conditions could result in premium revenues not increasing to offset any increase in medical costs and other operating expenses.

The Company is unable to predict the specific content of any future legislation, action or regulation that may be enacted, such as any future amendments or modification to the MMA, or when any such future legislation or regulation will be adopted. Therefore, the Company cannot predict accurately the effect of such future legislation, action or regulation on its business.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WellCare Health Plans, Inc.

June 10, 2005	By:	THADDEUS BEREDAY

Name: THADDEUS BEREDAY
Title: SENIOR VICE PRESIDENT AND GENERAL COUNSEL